EXHIBIT 99.5

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

WORLD AIRWAYS, INC.

OFFER TO EXCHANGE

8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2009
FOR ALL OUTSTANDING
8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2004
(CUSIP NOS. 98142HAC9, 98142HAB1, 98142HAA3 and U9871WAA1)

PURSUANT TO THE EXCHANGE OFFER

DESCRIBED IN THE PROSPECTUS DATED JULY 23, 2003

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY

TIME, ON SEPTEMBER 18, 2003 (THE “EXPIRATION DATE”),
UNLESS EXTENDED BY WORLD AIRWAYS, INC.

July 23, 2003

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

      The undersigned hereby acknowledges receipt of the prospectus dated July 23, 2003 (as amended and supplemented, the “Prospectus”) and the accompanying letter of transmittal (the “Letter of Transmittal”) that together constitute the exchange offer (the “Exchange Offer”) of World Airways, Inc., a Delaware corporation (the “Company”), to exchange $1,000 in principal amount of its 8% Convertible Senior Subordinated Debentures Due 2009 (the “Exchange Debentures”) for each $1,000 in principal amount of its outstanding 8% Convertible Senior Subordinated Debentures Due 2004 (the “Existing Debentures”). Capitalized terms used but not defined herein have the meanings set forth in the Prospectus or the Letter of Transmittal.

      This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Debentures held by you for the account of the undersigned.

      The aggregate principal amount of the Existing Debentures held by you for the account of the undersigned is (fill in amount):

      $

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      ☐     To TENDER the following Existing Debentures held by you for the account of the undersigned (insert principal amount of the Existing Debentures to be tendered, if any) in exchange for a like principal amount of the Exchange Debentures:

 $

      ☐     NOT to TENDER any Existing Debentures held by you for the account of the undersigned.

      THE EXISTING DEBENTURES MAY BE TENDERED IN DENOMINATIONS OF $1,000 AND MULTIPLES THEREOF. UNLESS OTHERWISE SPECIFIED ABOVE, ALL THE EXISTING DEBENTURES HELD FOR THE ACCOUNT OF THE UNDERSIGNED WILL BE TENDERED, AND ALL EXISTING DEBENTURES TENDERED WILL BE DEEMED TENDERED FOR THE EXCHANGE DEBENTURES.

      If the undersigned instructs you to tender the Existing Debentures held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned has read and agrees to all of the terms of the Exchange Offer, (2) the undersigned is the owner of the Existing Debentures tendered for exchange, (3) the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Existing Debentures tendered, (4) when the Existing Debentures are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Debentures tendered hereby are not subject to any adverse claims or proxies, and (5) the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or Wachovia Bank, N.A., the exchange agent for the Exchange Offer, to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby.

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PLEASE SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date: ______________________________ , 2003

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